CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees and Shareholder of First Trust/Fiduciary Asset Management Coverend Call Fund:

We consent to the use in this Pre-Effective Amendment No. 3 to Registration Statement No. 333-116023 of First Trust/Fiduciary Asset Management Covered Call Fund on Form N-2 of our report dated August 24, 2004, appearing in the Statement of Additional Information, which is part of such Registration Statement. We also consent to the reference to us under the caption "Experts" in the Statement of Additional Information.

DELOITTE & TOUCHE LLP

Chicago, Illinois
August 24, 2004